UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2017 (January 15, 2017)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 15, 2017, the Board of Directors, or the Board, of On Track Innovations Ltd., or the Company, appointed James Scott Medford and Michael J. Soluri as directors, effective January 15, 2017, to fill vacancies on the Board and to serve until the next general meeting of shareholders of the Company at which directors are being elected. As directors of the Company, Messrs. Medford and Soluri will be entitled to the same cash compensation payable to the other non-executive directors of the Company.

Mr. Medford, age 65, has over 35 years of experience in the fields of AIDC (automatic identification and data capture), encompassing early introduction to bar coding, wireless technology, speech recognition and RFID (Radio-Frequency Identification). From 1990 to 2006, Mr. Medford served as a Vice President at Intermec Technologies, where he developed various departments. During 2006, Mr. Medford was a partner at Genesta Partnership, which designs and deploys systems in manufacturing and logistics, where he also managed projects for Fortune 100 companies. From 2008 to 2015, Mr. Medford served as a Senior Vice President of Sales at Impinj, a manufacturer of RFID integrated circuits, devices and software. Most recently, Mr. Medford served as Chief Sales Officer at Invengo International Pte Ltd., a leading provider of RFID technology and solutions, focused on growing the American and European markets, mainly in the retail segments. Mr. Medford currently provides consulting services to numerous high tech solution companies and investment firms, and serves as Chairman of LMC, Ltd, a UK based company providing solutions to the international rail and transportation industry.

Mr. Soluri, age 45, is a technology sales executive with expertise in global direct IT sales within the finance, manufacturing and retail industries and the Internet of Things field. From 1993 to 1995, Mr. Soluri served as the Sales Director of Ameriquest Technologies, a company digitizing existing processes. From 1995 to 1997, Mr. Soluri served as the Executive Sales Director of Siemens Data Communications, where he focused on smart switching technologies and intelligent data hub markets. From 1998 to 2015, Mr. Soluri served as the Executive Manager, Global Client Services at the Imaging, Software and Solutions Division of Lexmark International, and he currently serves as the Chief Revenue Office and Vice President of EDM Group that focuses on information management for organizations.

The Board has determined that each of Mr. Medford and Mr. Soluri are independent under Nasdaq Listing Rules. Mr. Medford was also appointed as the Chairman of the Board, and Mr. Soluri was appointed to serve as a member of the Company’s Audit Committee and Compensation Committee.

Item 8.01 Other Events.

As a result of the appointment of Mr. Soluri as a member of the Company’s Audit Committee as abovementioned, the Company’s Audit Committee is now comprised of three Independent Directors, as defined in the Nasdaq Listing Rules, and the Company therefore regained compliance with Rule 5605(c)(2)(A) of the Nasdaq Listing Rules.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: January 19, 2017	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer

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